Exhibit 99.1

AmperCap Acquisition Company Announces the Separate Trading of its Ordinary Shares and Rights, Commencing June 29, 2026

New York, NY, June 25, 2026 (GLOBE NEWSWIRE) – AmperCap Acquisition Company (Nasdaq: APMCU) (the “Company”) announced today that, commencing on or about June 29, 2026, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s ordinary shares and rights included in the units. The ordinary shares and rights that are separated will trade on the Nasdaq Global Market under the symbols “APMC” and “APMCR,” respectively. Those units not separated will continue to trade on the Nasdaq Global Market under the symbol “APMCU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AmperCap Acquisition Company

AmperCap Acquisition Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry. The Company’s primary focus, however, will be on middle-market companies in or with strategic ties to the United States and Mexico, with scalable business models, solid fundamentals, and clear opportunities to accelerate growth through strategic and financial support.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact

AmperCap Acquisition Company

12 East 49th Street, 18th Floor

New York, NY 10017

Attn: Harish Dadoo Gonzalez

harish@ampercap.com